Exhibit 10.3
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RIGHT OF FIRST REFUSAL AGREEMENT

This Right of First Refusal Agreement (this “Agreement”) is made and entered into as of April 7, 2010 (the “Effective Date”), by and among PACIFIC ASIA PETROLEUM, INC., a Delaware corporation (“PAPI”), CAMAC ENERGY HOLDINGS LIMITED, a Cayman Islands company (“CEHL”), CAMAC INTERNATIONAL (NIGERIA) LIMITED, a company incorporated in the Federal Republic of Nigeria (“CINL”) and a wholly-owned subsidiary of CEHL, ALLIED ENERGY PLC (formerly, Allied Energy Resources Nigeria Limited), a company incorporated in the Federal Republic of Nigeria and a wholly-owned subsidiary of CEHL (“Allied,” and together with CEHL and CINL, the “CAMAC Parties”).  PAPI and the CAMAC Parties may be referred to herein individually as a “Party” or collectively as the “Parties”.

WITNESSETH:

WHEREAS, pursuant to Section 8.6 of the Purchase and Sale Agreement entered into by and among the Parties on November 18, 2009, as amended (the “PSA”), each of the CAMAC Parties have agreed to enter into an agreement regarding the grant to PAPI by the CAMAC Parties of a right of first refusal with respect to any and all licenses, leases and other contract rights for the exploration and/or production of oil and/or natural gas, currently held or hereafter acquired by or arising and inuring to any of the CAMAC Parties that any of the CAMAC Parties offers for sale, transfer, license or other disposition, other than such sales that occur in the ordinary course of business;

WHEREAS, this Agreement contains the terms, conditions, rights and obligations of the Parties with respect to the right of first refusal granted to PAPI;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the Parties agree as follows:

ARTICLE I.

DEFINITIONS
1.1 The following capitalized terms shall have the following meanings when used herein:

“Affiliate” shall mean any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with another Person.  The terms “controls” and “controlled” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through ownership of stock, as a general partner or trustee, by contract, credit arrangement or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph hereof and includes any supplements, amendments and resolutions.

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“CAMAC Parties” has the meaning set forth in the introductory paragraph of this Agreement.

“Effective Date” has the meaning set forth in the introductory paragraph of this Agreement.

“Final PSA” has the meaning set forth in Section 2.2.

“PAPI” has the meaning set forth in the introductory paragraph of this Agreement.

“PSA” has the meaning set forth in the Recitals to this Agreement.

“Party” has the meaning set forth in the introductory paragraph of this Agreement.

“Parties” has the meaning set forth in the introductory paragraph of this Agreement.

“Person” shall mean any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government (or agency or political subdivision thereof).

“Prospective Buyer” has the meaning set forth in Section 2.2.

“Purchase Notice” has the meaning set forth in Section 2.2.

 “Restricted Sale” has the meaning set forth in Section 2.1.

“Right of First Refusal” has the meaning set forth in Section 2.1.

“Subject Asset” has the meaning set forth in Section 2.1.

“Term” has the meaning set forth in Section 2.2.

1.2 Other Terms.  Other terms may be defined elsewhere in the text of this Agreement and shall have the meaning indicated throughout this Agreement.  Any capitalized terms not defined in this Agreement shall have the meaning given in the PSA.

1.3 Other Definitional Provisions and Interpretation.

(a) The words “hereof’, “herein”, and “hereunder” and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(c) References to Sections shall, unless indicated otherwise, refer to Sections in this Agreement.

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(d) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

ARTICLE II.

RIGHT OF FIRST REFUSAL

2.1 Right of First Refusal.  Each of the CAMAC Parties hereby grants to PAPI and PAPI’s permitted successors and assigns a right of first refusal (the “Right of First Refusal”) with respect to any and all licenses, leases and other contract rights for the exploration and/or production of oil and/or natural gas currently held by or hereafter acquired by or arising and inuring to any of the CAMAC Parties (each, a “Subject Asset”) that any of the CAMAC Parties offers for sale, transfer, license or other disposition (including, without limitation, by (i)  execution of a partnership agreement or any other joint venture documentation unless the Subject Asset was acquired by the CAMAC Party for the purpose of transferring it into the partnership or joint venture; or (ii) execution of a production sharing contract, a farmin or farmout agreement, an exploration agreement, a participation agreement, or an exchange agreement), other than such sales that occur in the ordinary course of business  (a “Restricted Sale”), on the following terms and conditions:

2.2 Purchase Notice.  If, at any time during the period commencing on the Effective Date and continuing until the fifth (5th) anniversary of the Effective Date (the “Term”), any of the CAMAC Parties desires to consummate a Restricted Sale, it shall negotiate with the prospective buyer (“Prospective Buyer”) a bona fide definitive purchase and sale agreement or other appropriate agreement for the transfer, license or other disposition (a “Final PSA”) to purchase the Subject Asset, or any part thereof.  Within fourteen (14) days after the commencement of such negotiations, the applicable CAMAC Party shall notify PAPI that such negotiations are taking place.  Upon negotiating the Final PSA, the applicable CAMAC Party shall not execute such Final PSA without first extending an offer to purchase such Subject Asset to PAPI on substantially the same terms as the Prospective Buyer, by sending to PAPI a notice indicating its intention to sell the Subject Asset, which notice shall include an accurate and complete copy of such Final PSA, including the proposed purchase price of the Subject Asset, and the Prospective Buyer’s name and address (the “Purchase Notice”).  Seller shall also provide PAPI with access to the Subject Asset and any information reasonably requested by PAPI regarding the Subject Asset.  Within thirty (30) days after its receipt of the Purchase Notice, PAPI shall advise Seller in writing as to whether PAPI desires to purchase the Subject Asset on the terms set forth in the Final PSA.  If PAPI elects not to purchase the Subject Asset on the terms set forth in the Final PSA or fails to respond to the Purchase Notice within such thirty (30) day period, Seller shall be free to proceed to execute such Final PSA with the Prospective Buyer in accordance with Section 2.3.  If PAPI elects to purchase the Subject Asset on the terms set forth in the Final PSA, PAPI shall deliver to Seller a written notice indicating its desire to purchase the Subject Asset, and Seller and PAPI shall sign a final purchase and sale agreement reflecting the terms of the Final PSA.

2.3 Sale to Other Parties.  If (i) PAPI fails to respond to the Purchase Notice within the thirty (30) day period described in Section 2.2, or (ii) PAPI elects not to purchase the Subject Asset on the terms set forth in the Final PSA, Seller shall be free to execute the

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Final PSA and sell the Subject Asset to the Prospective Buyer pursuant thereto (and not on any other terms); provided that the Subject Asset must be purchased within six (6) months after the date on which the event in clause (i) or (ii) above occurred.  For the avoidance of doubt, in the event the material terms of the Restricted Sale are other than the terms of the Final PSA, including, without limitation, any decrease in the price of the Subject Asset, the Restricted Sale may not proceed, and Seller shall notify PAPI in writing and the Parties shall proceed in accordance with Section 2.2 and Section 2.3 as if PAPI were provided a new Purchase Notice.

2.4 Time Limit for Execution of Final PSA. In the event such Subject Asset is not sold to the Prospective Buyer within six (6) months after the date on which the event in Section 2.3(i) or 2.3(ii) occurred, then any subsequent Restricted Sale must once again be submitted to PAPI in accordance with the provisions of Section 2.2 and Section 2.3.  The Right of First Refusal is a continuing right, and it applies to all sales of Subject Assets during the Term.

2.5 Prohibition Under Applicable Law.  The parties understand and agree that, notwithstanding any other provision herein, there shall be no Right of First Refusal, and such sale, transfer, license or disposition shall not be a Restricted Sale hereunder to the extent that such sale, transfer, license or disposition to PAPI would: (i) result in the breach or violation of the license, lease or contract right being sold, transferred, licensed or otherwise disposed;  (ii) be illegal under the law applicable to the transaction; or (iii) be prohibited by any governmental authority having jurisdiction over the transaction.

ARTICLE III.

MISCELLANEOUS
3.1 Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the Parties at the addresses set forth on the signature pages hereto (or at such other address for a Party as shall be specified in writing to all other Parties).

3.2 Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by all of the Parties.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

3.3 Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good

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faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

3.4 Counterparts; Facsimile Execution.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.  Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

3.5 Entire Agreement; Third Party Beneficiaries.  This Agreement (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the transactions contemplated by this Agreement and (b) is not intended to confer upon any Person other than the Parties any rights or remedies.

3.6 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

3.7 Dispute Resolution. All disputes among the Parties arising out of or relating to this Agreement will be resolved by mandatory, binding arbitration in accordance with Section 12.9 of the PSA.

3.8 Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the Parties without the prior written consent of the other Parties.  Any purported assignment without such consent shall be void.  Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

3.9 Publicity.  The terms of this Agreement shall be considered confidential information of the Parties.  The Parties agree that the specific provisions hereof shall not be revealed or disclosed by it without the prior written consent of all the Parties hereto, except to the extent such disclosure is required by applicable law or regulation.

3.10 Governing Language.  This Agreement shall be governed and interpreted in accordance with the English language.

701860415v2

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PACIFIC ASIA PETROLEUM, INC.

By: _/s/ Frank C. Ingriselli__________
Frank C. Ingriselli
President and Chief Executive Officer

Address for Notice
250 East Hartsdale Ave., Suite 47
Hartsdale, New York 10530

CAMAC ENERGY HOLDINGS LIMITED

By: /s/ Kamoru Lawal______________
Kamoru Lawal
Director

Address for Notice
c/o CAMAC International Corporation
1330 Post Oak Blvd.
Suite 2200
Houston, Texas 77056

CAMAC INTERNATIONAL (NIGERIA) LIMITED

By: /s/ Kamoru Lawal______________
Kamoru Lawal
Director

Address for Notice
c/o CAMAC International Corporation
1330 Post Oak Blvd.
Suite 2200
Houston, Texas 77056

ALLIED ENERGY PLC

By: /s/ Kamoru Lawal______________
Kamoru Lawal
Director

Address for Notice
c/o CAMAC International Corporation
1330 Post Oak Blvd.
Suite 2200
Houston, Texas 77056

Signature Page to Right of First Refusal Agreement